Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289380
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 7, 2025)
Redwire Corporation
Up to $500,000,000
Common Stock

We have entered into an equity distribution agreement (the “Sales Agreement”), dated June 9, 2026, with Truist Securities, Inc., J.P. Morgan Securities LLC, BofA Securities, Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, A.G.P./Alliance Global Partners, B. Riley Securities, Inc., Canaccord Genuity LLC, H.C. Wainwright & Co., LLC, KeyBanc Capital Markets Inc. and Roth Capital Partners, LLC (each, an “Agent” and collectively, the “Agents”), as sales agent relating to the shares of our common stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $500,000,000 from time to time through the Agents. Prior to the filing of this prospectus supplement, $349,999,993.77 in aggregate offering price of shares of our common stock was offered and sold under our equity distribution agreement, dated May 6, 2026 (our “May 2026 equity distribution agreement”), which we terminated on the date hereof.
Sales of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the New York Stock Exchange (the “NYSE”), on any other existing trading market for the common stock or to or through a market maker other than on an exchange. In addition, with our prior written approval, the Agents may also sell shares of our common stock by any other method permitted by law, including in block trades and privately negotiated transactions. The Agents are not required to sell any specific number or dollar amount of shares, but will act as sales agents on a commercially reasonable efforts basis and subject to the terms of the Sales Agreement and consistent with their normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay the Agents a fixed commission, or allow a discount, for their services in acting as Agents in the sale of common stock not to exceed, but may be lower than, 3.0% of the gross sales price per share of all shares sold through them as Agents under the Sales Agreement. In connection with the sale of common stock on our behalf, each of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.
The net proceeds we receive from any sales under this prospectus supplement will be the gross proceeds from such sales less the commissions and any other costs we may incur in offering the common stock. See “Use of Proceeds” and “Plan of Distribution (Conflicts of Interest)” for additional information.
Our common stock is listed on the NYSE under the symbol “RDW”. The last reported sale price of our common stock on the NYSE on June 8, 2026 was $18.57 per share.
Investing in our common stock involves risks. See the section entitled “Risk Factors” on page S-9 of this prospectus supplement, page 5 of the accompanying prospectus and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors which should be considered before investing in our common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Truist Securities	J.P. Morgan	BofA Securities	Texas Capital Securities

A.G.P	B. Riley Securities	Canaccord Genuity

H.C. Wainwright & Co.	KeyBanc Capital Markets	Roth Capital Partners
The date of this prospectus supplement is June 9, 2026.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this “shelf” registration process, we may, from time to time, offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings. Under this prospectus supplement, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $500,000,000 at prices and on terms to be determined by market conditions at the time of the offering. This prospectus supplement describes the specific details regarding this offering, including the amount of our common stock being offered, the risks of investing in our common stock, and other items.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of our common stock we are currently offering and certain other matters relating to us and our business and financial condition. The second part is the accompanying prospectus dated August 7, 2025, which gives more general information about the securities we may offer from time to time, some of which does not apply to our common stock we are currently offering. You should read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described in this prospectus supplement under the heading “Information Incorporated by Reference.”
If the description of this offering or any terms of our common stock varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We and the agents have not authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. We are not, and the agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.
Any statement in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in the accompanying prospectus or this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. See “Information Incorporated by Reference” in this prospectus supplement.
Unless the context indicates otherwise, references in this prospectus supplement to “Company,” “Redwire,” “we,” “us,” “our” and similar terms refer to Redwire Corporation and its consolidated subsidiaries, and “Edge Autonomy” refers to Redwire Defense Tech Intermediate Holdings, LLC and its subsidiaries (f/k/a Edge Autonomy Intermediate Holdings, LLC), a Delaware limited liability company (“Edge Autonomy”), which was acquired by the Company on June 13, 2025, in each case unless otherwise indicated or the context suggests otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference may contain and refer to certain statements that constitute “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning us and other matters. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” “trends,” “goals,” “contemplate,” “continue,” “might,” “possible,” “potential,” “predict,” “would” and similar expressions, generally identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, among other things, statements relating to our future prospects, developments and business strategies. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated due to a number of facts, including but not limited to those described from time to time in our reports filed or furnished with the SEC, and in particular those factors set forth in the section entitled “Risk Factors” in our annual and quarterly reports filed with the SEC. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements.
All forward-looking statements speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise. If we do update one or more forward-looking statements, there should be no inference that we will make additional updates with respect to those or other forward-looking statements.
Important factors which could cause our actual results to differ, possibly materially from the forward-looking statements in this prospectus, include, but are not limited to, the following items:
•our results could be affected by economic uncertainty, including high inflation, market volatility, and the potential worsening of macro-economic conditions;
•geopolitical and macroeconomic events and conditions could adversely affect our business, financial condition and operating results;
•tariffs may adversely affect demand for our products and services, and increase our manufacturing costs;
•the failure of financial institutions or transactional counterparties could adversely affect our current and projected business operations and our financial condition and results of operations;
•we operate in evolving industries, have a limited operating history since our acquisition of Edge Autonomy and have a history of losses to date, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter;
•if we are unable to successfully integrate recently completed and future acquisitions, including the recent acquisition of Edge Autonomy or successfully select, execute or integrate future acquisitions into the business and realize anticipated synergies and benefits or do so within the expected timeframe, our operations and financial condition could be materially and adversely affected;
•our ability to grow our business depends on the successful development and continued refinement of our proprietary technologies, products, and service offerings;
•competition with existing or new companies could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share;
•a limited number of customers make up a high percentage of our revenue;

•we may become involved in litigation from time to time that may materially adversely affect us;
•natural disasters, geopolitical conflicts, or other natural or man-made catastrophic events could disrupt and impact our business;
•adverse publicity stemming from any incident involving Redwire or our competitors could have a material adverse effect on our business, financial condition and results of operations;
•our business involves significant risks and uncertainties that may not be covered by insurance or indemnity;
•our business could be seriously harmed if we fail to respond to commercial industry cycles in terms of our cost structure, manufacturing capacity, and/or personnel needs;
•customers are unwilling to adopt our core offerings;
•any delays in the development, design, engineering and manufacturing of our core offerings may adversely impact our business, financial condition and results of operations;
•unsatisfactory performance of our core offerings could have a material adverse effect on our business, financial condition and results of operations;
•our results of operations and cash flows are substantially affected by our mix of fixed-price, cost-plus and time-and-material type contracts;
•our cash flow and profitability could be reduced if expenditures are incurred prior to the final receipt of a contract;
•we may in the future invest significant resources in developing new offerings and exploring the application of our technologies for other uses and those opportunities may never materialize;
•we may not be able to convert our orders in backlog into revenue;
•we have and in the future may continue to use artificial intelligence (“AI”) in our business, and challenges with properly managing its use could result in reputational harm, competitive harm, and legal liability, and adversely affect our business, financial condition and results of operations;
•our reliance on third-party launch vehicles to launch our spacecraft and customer payloads into space;
•we may experience a total loss of our technology and products and our customers’ payloads, if there is an accident on launch or during the journey into space;
•our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance that we may provide;
•our margins and operating results may suffer if we experience unfavorable changes in the proportion of cost-plus-fee or fixed-price contracts in our total contract mix;
•our systems, products, technologies and services and related equipment may have shorter lives than we anticipate;
•cyber-attacks and other security threats and disruptions could have a material adverse effect on our business, financial condition and results of operations;
•our business, financial condition and results of operations are subject to risks resulting from broader geographic operations;
•our net earnings and our net assets could be materially affected by an impairment of goodwill;

•our ability to use net operating loss carryforwards and certain other tax attributes may be limited;
•we are subject to the requirements of the National Industrial Security Program Operating Manual for our facility security clearance, which is a prerequisite to our ability to perform on classified contracts for the U.S. government;
•the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year and any resulting future government shutdowns, could have an adverse impact on our business;
•we depend significantly on U.S. government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited;
•disputes with our subcontractors or the inability of our subcontractors to perform, or our key suppliers to timely deliver our components, parts or services, could cause our core offerings to be produced or delivered in an untimely or unsatisfactory manner;
•investments in us may be subject to U.S. foreign investment regulations, which may impose conditions on or limit certain investors’ ability to purchase our common stock, potentially making our common stock less attractive to investors;
•we are subject to stringent U.S. economic sanctions, and trade control laws and regulations, as well as risks related to doing business in other countries, including those related to tariffs, trade restrictions and government actions;
•our business is subject to a wide variety of additional extensive and evolving government laws and regulations and failure to comply with such laws and regulations could have a material adverse effect on our business;
•our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners;
•failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition;
•we are subject to environmental regulation and may incur substantial costs;
•changes in tax laws or regulations may increase tax uncertainty and adversely affect results of our operations and our effective tax rate;
•if we fail to adequately protect our intellectual property rights or defend against intellectual property claims, our competitive position could be impaired and our intellectual property applications for registration may not be issued or be registered;
•our technology may violate the proprietary rights of third parties, which could have a negative impact on our operations;
•we may require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all;
•there may be sales of a substantial amount of our common stock by our current shareholders and these sales could cause the price of our common stock to fall;
•we may not be able to remain in compliance with the continued listing requirements of the NYSE;

•we may issue additional common stock or other equity securities which could dilute our shareholders’ ownership interests;
•the trading price of our common stock is and may continue to be volatile;
•we have identified material weaknesses in internal control over reporting, and if we were to identify additional material weaknesses or other deficiencies, or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately and timely report our financial results, in which case our business may be harmed and investors may lose confidence in the accuracy and completeness of our financial reports; and
•other risks and uncertainties that we identify under “Risk Factors” of this prospectus supplement, in the accompanying prospectus, in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in any prospectus supplement, in any other offering material, and in any other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus supplement, any prospectus and/or any other offering material.
Assumptions as to any of the foregoing, and all statements, are not based upon historical fact, but rather reflect our current expectations concerning future results and events. Forward-looking statements that we make or that are made by others on our behalf are based upon a knowledge of our business and the environment in which we operate, but because of the factors listed above, among others, actual results may differ from those in the forward-looking statements. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution readers not to place undue reliance on these forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider in making your investment decision. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment in our common stock. You should carefully consider, among other things, our consolidated financial statements and related notes incorporated by reference in this prospectus supplement from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the sections titled “Risk Factors” in this prospectus supplement and such reports and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report and Quarterly Reports and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Overview
We are an integrated space and defense technology company focused on advanced technologies. The Company’s vision is to pioneer next-generation space and defense technologies that empower scientific discovery, advance global industries, and strengthen security - transforming how humanity explores, connects, and protects — from the skies above to the stars beyond. Powered by this vision, Redwire is building the future of aerospace infrastructure, autonomous systems, and multi-domain operations, leveraging digital engineering and AI automation.
Redwire’s broad portfolio of airborne and space-based systems combine decades of flight heritage with an agile and innovative culture. Through its global operations, Redwire’s technologies are deployed across national security, civil, and commercial space and defense technology market segments globally. Operating out of 28 locations in North America and Europe, Redwire serves a diverse set of domestic and international customers.
Our strategy to accelerate growth includes bundled sales and increased levels of offering integrations, such as systems, payloads, space and airborne platforms and full mission solutions. Our strategy also includes strategic acquisitions to complement and expand the Company’s space and defense technologies. Our scale, reputation for quality and relationships allow us to be agile and innovative in our approach to pursuing growth through business models, partnerships and acquisitions.
Effective December 1, 2025, Redwire operates in two operating segments and two reportable segments — Space and Defense Tech.
Our Space segment focuses on delivering next-generation spacecraft, large space infrastructure, and microgravity capabilities to serve civil, national security, and commercial space customers globally. Our core space offerings are flight-proven and have supported hundreds of spacecraft, missions and operations, including, but not limited to, the International Space Station, European Space Agency’s Project for On-Board Autonomy missions, National Aeronautics and Space Administration’s, Double Asteroid Redirection Test and Artemis I lunar mission, and Space Force’s GPS Satellite program.
Our Defense Tech segment focuses on delivering combat-proven autonomous systems, optical sensors, advanced optics, resilient energy solutions and radio frequency payloads that provide intelligence, surveillance, and reconnaissance capabilities for customers including the U.S. Department of War (formerly known as the Department of Defense), U.S. Federal Civilian Agencies and allied governments across multiple domains. The Defense Tech segment has its origins in aeronautical pioneering, with a legacy of producing innovative solutions that have advanced missions in countries around the world, with products currently deployed in approximately 80 countries. With nearly three decades of experience helping customers gain a critical advantage by harnessing the latest Uncrewed Aerial System technology for the military, first responders, commercial, and academia, Defense Tech’s rich history of proven leadership means that our customers benefit from decades of inventive engineering and customized mission support. As the original equipment manufacturer of the Stalker UAS, Penguin UAS, and Octopus line of optical gimbal payloads, Defense Tech offers a diverse ecosystem of products with global reach that includes manufacturing and flight test facilities in the U.S. and EU.

The Company, in its current form, was founded in 2020 by private equity firm AE Industrial Partners, but the heritage of the various businesses that were brought together to form Redwire stretches back decades. We have grown organically while also continuing to integrate several acquisitions from a fragmented landscape of space and defense focused technology companies with innovative capabilities and deep flight heritage. Strategic acquisitions that augment our core value drivers are a key part of our growth strategy. We have completed eleven acquisitions since March 2020, which collectively have provided us with a broad portfolio of complementary technologies and solutions to serve our target market segments and customers.
Corporate Information
We are headquartered in Jacksonville, Florida. Our principal executive offices are located at 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256, and our telephone number is (650) 701-7722. We maintain a website at https://rdw.com/ where general information about us is available. The information contained in, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. Our common stock trades on the New York Stock Exchange under the symbol “RDW”.

THE OFFERING
The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Redwire Corporation

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $500,000,000.

Common stock to be outstanding after this offering(1)	Up to 265,750,493 shares, after giving effect to the assumed sale of 26,925,148 shares of our common stock at a price of $18.57 per share, which was the closing price of our common stock on the NYSE on June 8, 2026. The actual number of shares issued will depend on the price at which shares are sold from time to time during this offering.

Plan of Distribution
The Agents may, according to the terms of the Sales Agreement, sell the shares of our common stock offered under this prospectus supplement in an “at-the-market offering”. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.

NYSE symbol	RDW

Use of proceeds
We currently intend to use potential net proceeds from the sale of the securities offered under this prospectus supplement for working capital purposes and other general corporate purposes, which may include repayment or refinancing of outstanding debt, financing strategic acquisitions or investments, and financing research and development activities to accelerate the development of our products and solutions. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest
The Agents and/or their affiliates are lenders under certain of our existing indebtedness. As described in “Use of Proceeds,” some of the net proceeds of this offering may be used for the repayment or refinancing of outstanding debt. In the event that more than 5% of the net proceeds of this offering will be received by one or more Agents and/or their affiliates, this offering will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), as administered by FINRA. See “Plan of Distribution (Conflicts of Interest) - Conflicts of Interest.”

Risk factors
See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

___________________
(1)The number of shares of our common stock outstanding after this offering is based on 238,825,345 shares outstanding as of June 8, 2026 and does not include: (i) 19,646,635 shares of our common stock reserved for future issuance under the Redwire Corporation 2021 Omnibus Incentive Plan (including shares of our common stock issuable upon the exercise of 1,313,776 outstanding vested and exercisable options and 3,292,520 shares of our common stock issuable upon vesting of restricted stock units and performance stock units (as if performance conditions were achieved at target level)); (ii) 2,502,074 shares of common stock that are issuable upon exercise of warrants; or (iii) 7,500,631 shares available for purchase under our Employee Stock Purchase Plan.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks and uncertainties. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. In addition, the risks and uncertainties discussed below are not the only ones we face. Our business, financial condition or results of operations could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material, and these risks and uncertainties could result in a loss of all or part of your investment. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our consolidated financial statements and the related notes thereto, before making a decision to invest in our common stock.
Risks Related to this Offering and Our Common Stock
The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of our common stock owned by you at times or at prices you find attractive.
The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock.
Among the factors that could affect our stock price are:
•adverse economic conditions, trade policies, political conditions, outbreaks of war, disasters, or regulatory or other policy changes in states or countries where we have a concentration of our business;
•fluctuations in our financial results, revenues and expenses;
•quarterly and annual variations in our operating results;
•changes in the market’s expectations about our operating results;
•loss of revenues;
•fluctuations in foreign currency exchange rates;
•our operating results failing to meet the expectation of securities analysts or investors in a particular period;
•changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate in general;
•operating and stock price performance of other companies that investors deem comparable to us;
•news reports relating to trends in our markets;
•changes in laws and regulations affecting our business;
•material announcements by us or our competitors;
•the impact or perceived impact of developments relating to our acquisitions, including the possible perception by securities analysts or investors that such acquisitions divert management attention from our core operations;

•market volatility;
•changes in the U.S.-based credit markets;
•changes in current U.S. or global economic conditions, including an extended slowdown in the markets in which we operate;
•a downgrade to our corporate credit rating, the credit ratings of our outstanding debt or other market speculation;
•general conditions in the industries in which we operate;
•our investments in geographic expansion and to increase our presence in existing markets;
•our ability to successfully execute our growth strategy;
•a cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us;
•legal proceedings;
•our ability to comply with non-U.S. laws, regulations and policies; and
•sales of substantial amounts of shares of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur.
In recent years, the stock market has experienced significant price and volume fluctuations. Such fluctuations, as well as general political conditions, the current economic conditions, or interest rate or currency rate fluctuations, could adversely affect the market price of our common stock. This volatility frequently has occurred without regard to the operating performance of the affected companies, and the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, which could materially reduce our share price.
Our stock price may be negatively affected by fluctuations in our financial results.
The market price of our common stock may be subject to fluctuations due not only to general economic and stock market conditions, but also to a change in sentiment in the market regarding our operations, business prospects, liquidity or this offering. Our operating results, revenues and expenses may also fluctuate for many other reasons, many of which are outside of our control, such as: competition; our ability to control expenses; loss of revenues; changes or consolidation in the industries in which we operate; our investments in geographic expansion and to increase our presence in existing markets; interest rate fluctuations; successful execution of our strategic growth plans; managerial execution; employee retention; growing risks associated with international operations; foreign currency and exchange rate fluctuations; inflation; litigation; acquisitions of other companies or assets; or our investments in other corporate resources. In addition, changes in accounting policies or practices may affect our level of net income. Fluctuations in our financial results, revenues and expenses may cause the market price of our common stock to decline.
Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not positively impact our results of operations or increase the market value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and/or cause the price of our common stock to decline.

If we raise additional capital in the future, your ownership in us could be diluted.
In order to raise additional capital, we may at any time, including during this offering, offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase common stock in this offering. The price per share at which we sell additional shares of common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. To the extent that we raise additional capital through the further sale of equity securities or convertible debt securities, your ownership interest will be diluted.
Sales of a substantial number of our shares of common stock in the public market could cause our stock price to fall.
We may issue and sell additional shares of common stock in the public markets, including during this offering. As a result, a substantial number of shares of our common stock may be sold in the public market. Sales of a substantial number of shares of our common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.
The exercise of our outstanding options or warrants, and the vesting, exercise or issuance of equity awards, will dilute stockholders and could decrease our stock price.
The exercise of our outstanding options or warrants may adversely affect our stock price due to accompanying potential sales of shares of our common stock or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. The exercise of outstanding options or warrants or any future issuance of additional shares of common stock or other equity securities, including but not limited to preferred stock, warrants or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price. Moreover, to the extent that we issue restricted stock, restricted stock units, performance stock, performance stock units, stock appreciation rights, options or warrants to purchase our shares of our common stock in the future and those stock appreciation rights, options or warrants are converted or exercised, as applicable, or as the restricted stock, restricted stock units, performance stock or performance stock units vest, our stockholders may experience further dilution.
The common stock offered hereby will be sold in “at-the-market offerings”, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agents after delivery of a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

If securities or industry press or analysts cease covering our common stock, publish negative research or reports about our business, or if they change their recommendations regarding our common stock adversely, the share price and trading volume of our common stock could decline.
The trading market for shares of our common stock may be influenced by the articles, research and reports that industry or securities analysts and press publish about us or our business. If one or more of the analysts who cover us downgrade our common stock, or if industry press publishes negative articles about us, the share price of our common stock would likely decline. If one or more of these analysts ceased coverage of our Company or failed to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.
Our common stock is equity and is subordinate to our existing and future indebtedness.
Shares of our common stock are equity interests in the Company and do not constitute indebtedness. As such, shares of our common stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company.

USE OF PROCEEDS
Under this prospectus supplement and the accompanying prospectus, and in accordance with the terms of the Sales Agreement, we may issue and sell shares of our common stock having an aggregate offering price of up to $500,000,000 from time to time. The amount of proceeds we will receive from this offering, if any, will depend upon the actual number of shares of common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Agents.
We currently intend to use potential net proceeds from the sale of the securities offered under this prospectus supplement for working capital purposes and other general corporate purposes, which may include repayment or refinancing of outstanding debt, financing strategic acquisitions or investments, and financing research and development activities to accelerate the development of our products and solutions.
The Agents and/or their affiliates are lenders under certain of our existing indebtedness. As described above, some of the net proceeds of this offering may be used for the repayment or refinancing of outstanding debt. In the event that more than 5% of the net proceeds of this offering will be received by one or more Agents and/or their affiliates, this offering will be conducted in compliance with the requirements of FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest) - Conflicts of Interest.”
Although we have identified some potential uses of the net proceeds to be received from this offering, we cannot specify these uses with certainty. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not positively impact our results of operations or increase the market value of our common stock.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain material U.S. federal income tax consequences applicable to non-U.S. holders (as defined below) with respect to the acquisition, ownership and disposition of shares of our common stock, but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), final, temporary and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary is limited to non-U.S. holders who purchase shares of our common stock issued pursuant to this offering and who hold such shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum tax, impact of the Medicare surtax on certain net investment income, any aspects of U.S. federal estate or gift tax laws or tax considerations arising under the laws of any non-U.S., state or local jurisdiction.
This discussion also does not address tax considerations applicable to a non-U.S. holder subject to special treatment under the U.S. federal income tax laws, including, without limitation:
•banks, insurance companies or other financial institutions;
•partnerships or other pass-through entities;
•tax-exempt organizations;
•tax-qualified retirement plans;
•dealers in securities or currencies;
•traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•certain U.S. expatriates;
•controlled foreign corporations;
•passive foreign investment companies;
•persons that own, or have owned, actually or constructively, more than 5% of our common stock; and
•persons that will hold our common stock as a position in a hedging transaction, “straddle” or “conversion transaction” for tax purposes.
Accordingly, we urge you to consult with your own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership holding shares of our common stock (and such partnership) should consult their own tax advisors.
PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of Non-U.S. Holder
In general, a “non-U.S. holder” is any beneficial owner of shares of our common stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. person. A “U.S. person” is a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is:
•an individual citizen or resident of the United States;
•a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.
Distributions on Our Common Stock
Distributions, if any, on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as reducing your adjusted basis in your shares of our common stock, and, to the extent it exceeds such adjusted basis, as capital gain from the sale or exchange of such common stock, which will be treated as described under the section titled “- Gain on Sale or Other Taxable Disposition of Shares of Our Common Stock” below.
Dividends paid to a non-U.S. holder on shares of our common stock will generally be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or other applicable form) certifying, under penalties of perjury, such non-U.S. holder’s qualification for the reduced rate.
If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on shares of our common stock are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from the aforementioned U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form). Such effectively connected dividends will generally be subject to U.S. federal income tax on a net income basis at the same graduated U.S. federal income tax rates applicable to U.S. persons. A non-U.S. holder that is a corporation may also be subject to an additional branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted.
A non-U.S. holder that claims an exemption from withholding or the benefit of an applicable income tax treaty will generally be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. holders that do not timely provide us or our paying agent with the required certification may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale or Other Taxable Disposition of Shares of Our Common Stock
Subject to the discussion below regarding backup withholding, a non-U.S. holder will not generally be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of shares of our common stock, unless:
•the gain is effectively connected with a trade or business carried on by the non-U.S. holder in the United States and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment of the non-U.S. holder maintained in the United States;
•the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or
•our common stock constitutes a “U.S. real property interest” by reason of our status as a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, you own, or are treated as owning, more than 5% of our common stock at any time during the foregoing period.
We believe we currently are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. Non-U.S. holders should consult their own tax advisors about the consequences that could result if we are, or become, a USRPHC.
Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the same graduated U.S. federal income tax rates applicable to U.S. persons. A non-U.S. holder that is a corporation may also be subject to an additional branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses realized during the same taxable year. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. This information may also be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding will not generally apply to distributions to a non-U.S. holder provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided the required information is timely furnished to the IRS.
Foreign Accounts Tax Compliance Act (“FATCA”)
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid to: (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either: (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code)

which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either: (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). You are urged to consult your own tax advisor regarding these rules.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into a Sales Agreement with Truist Securities, Inc., J.P. Morgan Securities LLC, BofA Securities, Inc., TCBI Securities, Inc., doing business as Texas Capital Securities , A.G.P./Alliance Global Partners, B. Riley Securities, Inc., Canaccord Genuity LLC, H.C. Wainwright & Co., LLC, KeyBanc Capital Markets Inc. and Roth Capital Partners, LLC as Agents, under which we may offer and sell from time to time shares of our common stock having an aggregate gross sales price of up to $500,000,000 through the Agents. We will file a copy of the Sales Agreement as an exhibit to a Form 8-K to be incorporated by reference in the registration statement of which this prospectus supplement forms a part. Prior to the filing of this prospectus supplement, $349,999,993.77 in aggregate offering price of shares of our common stock was offered and sold under our May 2026 equity distribution agreement, which we terminated on the date hereof.
Sales of the common stock, if any, will be made through ordinary brokers’ transactions at market prices by methods deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, on any other existing trading market for the common stock, or to or through a market maker other than on an exchange. In addition, with our prior written approval, the Agents may also sell shares of our common stock by any other method permitted by law, including in block trades and privately negotiated transactions.
Upon delivery of a placement notice, the Agents may offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Agents. However, shares of our common stock will only be offered and sold through one Agent on any particular trading day. We will designate the maximum amount of common stock to be sold through the Agents on a daily basis or otherwise determine such maximum amount together with the Agents, and the minimum price per share at which such shares of our common stock may be sold. Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agents may suspend the offering of the common stock being made through the Agents under the Sales Agreement upon proper notice to the other party and subject to other conditions.
We will pay the Agents commissions, in cash, for their services in acting as Agents in the sale of our common stock. The aggregate compensation payable to the Agents shall not exceed, but may be lower than, 3.0% of the gross sales price per share of all shares sold through them as Agents under the Sales Agreement. In addition, we have agreed to reimburse a portion of the expenses of the Agents in connection with this offering up to a maximum of $75,000 plus an additional $10,000 per calendar quarter for ongoing services in connection with the transactions under the Sales Agreement. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agents under the Sales Agreement, will be approximately $407,000.
Under the terms of the Sales Agreement, we may also sell shares of our common stock to each of the Agents, as principal, at a price agreed upon at the time of sale. If we sell shares of our common stock to any Agent as principal, we will enter into a separate terms agreement with the Agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
Each Agent will provide written confirmation to us as soon as reasonably practicable following the close of trading on the NYSE on each day during which shares of our common stock were sold by the Agent under the Sales Agreement. Each confirmation will include the number of shares of our common stock sold on that day, the aggregate gross sales proceeds received from the sale of such shares of our common stock and the aggregate commission payable by us to the Agent with respect to such sales.
Settlement for sales of common stock will occur in accordance with the standard trade settlement timing then in effect (currently the first trading day following the date on which any sales are made), in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agents will use their commercially reasonable efforts, consistent with their sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of the common stock on our behalf, each of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Agents will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to Sales Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Sales Agreement or as otherwise permitted therein. We and the Agents may each terminate the Sales Agreement at any time with written notice.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.
Our common stock is listed on the NYSE under the symbol “RDW”. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. We will report at least quarterly the number of shares of our common stock sold through the Agents under the Sales Agreement, the net proceeds to us and the aggregate compensation paid by us to the Agents in connection with the sales of such shares.
Other Relationships
The Agents and their affiliates have engaged, and may from time to time in the future engage, in transactions with, and perform services for, us, such as other commercial banking and lending services, including investment banking and financial advisory services, fairness opinions and other similar services, including those that may be provided in connection with any acquisitions or investments we may make, for which they have received, or may in the future receive, customary compensation. Additionally, in the ordinary course of their various business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.
Conflicts of Interest
The Agents and/or their affiliates are lenders under certain of our existing indebtedness. As described in “Use of Proceeds,” some of the net proceeds of this offering may be used for the repayment or refinancing of outstanding debt. In the event that more than 5% of the net proceeds of this offering is received by one or more of the Agents and/or their affiliates, this offering will be conducted in compliance with the requirements of FINRA Rule 5121. In such event, such Agent(s) will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. However, pursuant to FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121).

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Chicago, Illinois. Certain legal matters with respect to this offering will be passed upon for the Agents by Sidley Austin LLP, New York, New York.
EXPERTS
The consolidated financial statements of Redwire Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2025 expresses an opinion that Redwire Corporation did not maintain effective internal control over financial reporting as of December 31, 2025 because of the effect of material weaknesses on the achievement of the objectives of the control criteria. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2025 contains an explanatory paragraph that states that Redwire Defense Tech Intermediate Holdings, LLC (formerly known as Edge Autonomy Intermediate Holdings, LLC) was excluded from management’s assessment of the effectiveness of Redwire Corporation’s internal control over financial reporting as of December 31, 2025.
The audited historical financial statements of Edge Autonomy Intermediate Holdings, LLC included in Redwire Corporation’s Current Report on Form 8-K dated April 3, 2025 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement and the accompanying prospectus, which forms part of the registration statement, do not contain all of the information contained in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus supplement or the accompanying prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in this prospectus supplement or the accompanying prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or document.
For further information about our company and the securities offered in this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our SEC filings are available to the public from the SEC’s website. We also make our SEC filings available free of charge on our website at https://rdw.com/. Please note that information contained on our website, whether currently posted or posted in the future, is not a part of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents instead of having to repeat the information in this prospectus supplement. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 27, 2026 (our “Annual Report”) (including the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 10, 2026 incorporated by reference therein);
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 7, 2026;
•Our Current Reports on Form 8-K, filed on April 3, 2025, June 13, 2025, February 17, 2026, February 25, 2026, February 26, 2026, March 17, 2026, May 5, 2026 and May 20, 2026 (excluding any portions of such reports that were “furnished” rather than “filed”); and
•The description of our securities filed as an Exhibit 4.1 to our Annual Report, as amended by any subsequent amendment or any report filed for the purpose of updating such description.
In addition, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), prior to the termination of the offering under this prospectus supplement and the accompanying prospectus. These documents may include annual, quarterly and current reports, as well as proxy statements. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Redwire Corporation
8226 Philips Highway, Suite 101
Jacksonville, Florida 32256
Attention: Investor Relations
Telephone: (650) 701-7722

PROSPECTUS
REDWIRE CORPORATION
Common Stock
Preferred Stock
Warrants
Subscription Rights
Units

We may offer and sell from time to time in one or more offerings any combination of our common stock, preferred stock, warrants, subscription rights or units described in this prospectus.
This prospectus provides you with a general description of these securities. Each time we offer and sell these securities, we will provide the specific terms of any such offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make an investment decision. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “RDW”. On August 6, 2025, the closing sale price of our common stock was $13.70.
See the section entitled “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference herein to read about factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 7, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may, from time to time, offer and sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will, to the extent required by law, provide you with a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered or sold. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add to and offer additional securities including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any related prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus and any related prospectus supplement to this prospectus is accurate as of the date on their respective covers, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.
To understand the terms of the securities described in this prospectus, you should carefully read any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Information Incorporated By Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website as described under “Where You Can Find More Information.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Redwire,” “we,” “us,” “our” and similar terms refer to Redwire Corporation and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement unless the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in or incorporated by reference in this prospectus or any prospectus supplement regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this prospectus or any prospectus supplement are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “continued,” “project,” “plan,” “opportunity,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “could,” “intend,” “shall,” “possible,” “forecast,” “trends,” “contemplate,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control, including but not limited to those described from time to time in our reports filed or furnished with the SEC, and in particular those factors set forth in the section entitled “Risk Factors” in our annual, quarterly and current reports filed with the SEC.
While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications.
All forward-looking statements speak only as of the date on which they are made. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise. If we do update one or more forward-looking statements, there should be no inference that we will make additional updates with respect to those or other forward-looking statements.

THE COMPANY
Redwire Corporation is a global leader in aerospace and defense technology solutions specializing in space infrastructure, autonomous aerial systems, multi-domain operations, and digital engineering and artificial intelligence (“AI”) automation. Our “Heritage plus Innovation” strategy enables us to combine decades of flight heritage with an agile and innovative culture creating new, innovative technologies that are the building blocks of airborne and space infrastructure for government and commercial customers.
Redwire’s capabilities are critical to global national security, civil and commercial customers. These core capabilities include multi-orbit space vehicles; AI-enabled autonomous uncrewed systems (“UAS”); critical subsystems and components, and commercial microgravity development and infrastructure. Many of our projects result in funded technology development and as a result, we benefit from continuous innovation aligned to our four primary focus areas as described below.
Redwire is a purpose-built space and defense technology company that is uniquely positioned to assist our customers in solving their most complex challenges and missions. Redwire has several areas of focus that shape our business: (1) providing critical subsystems to the most critical national security, civil, and commercial missions; (2) providing multi-domain platforms for remote sensing space situational awareness, global reconnaissance and space logistics; (3) providing critical infrastructure for cislunar and deep space exploration; and (4) pursuing breakthrough technologies in the realm of air and space.
With our core space-based infrastructure offerings, Redwire is a leading innovator in space infrastructure, enabling space mission providers with the foundational building blocks and integrated solutions needed for complex space missions. Redwire is developing critical space infrastructure that is impacting our terrestrial economy in areas such as national security, global defense, telecommunications, navigation and timing, and Earth observation. Our core space-based infrastructure offerings include a broad array of modern products and services, which have been enabling space missions since the 1960s and have been flight-proven on over 200 spaceflight missions, including missions such as the National Aeronautics and Space Administration’s Artemis program, New Horizons and Perseverance programs, the Space Force’s Global Positioning System, and the European Space Agency’s Project for On-Board Autonomy programs. We are also a provider of innovative technologies with the potential to help transform the economics of space and create new markets for its exploration and commercialization.
Our field-proven core airborne offerings have decades of innovation and more than 170 thousand flight hours. Key operations include developing and manufacturing UAS for commercial, government, and military applications in areas such as surveillance, logistics, reconnaissance, border security, and emergency response. We design and deploy UAS technology through solutions including autonomous flight systems, AI-powered data processing, and specialized sensors. Redwire is committed to delivering innovative space and airborne platforms to help transform the future of multi-domain operations.
Redwire’s broad portfolio of core airborne and space offerings, plus our domestic and international reach, allows us to participate in national security, civil, and commercial space markets globally. With the increasing importance of space for national security and economic development, international spacefaring allies’ demand for the space-based products and services of a provider like Redwire may increase as they seek to develop their organic space capabilities. Additionally, Redwire’s intelligence, surveillance, and reconnaissance gimbal technology provide stabilization and targeting capabilities, while its fuel cell, power solutions, and remote backup power systems support flight operations and mission-critical operations in diverse environments. Redwire aims to help customers streamline operations, enhance security, and address complex challenges related to aerial surveillance and data collection. We have a unique portfolio of highly synergistic and complementary core airborne and space infrastructure offerings that significantly enhance our access to addressable markets in Europe and the rest of the world.
The Company, in its current form, was founded in 2020 by private equity firm AE Industrial Partners, but the heritage of the various businesses that were brought together to form Redwire stretches back decades.
We have grown organically while also continuing to integrate several acquisitions from a fragmented landscape of airborne- and space-focused technology companies with innovative capabilities and deep flight heritage. Strategic acquisitions that augment our core airborne and space infrastructure offerings are a key part of our growth strategy. We have completed eleven acquisitions since March 2020, which collectively have provided us with a broad portfolio of complementary technologies and solutions to serve our target markets and customers.
We are headquartered in Jacksonville, Florida. Our principal executive offices are located at 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256, and our telephone number is (650) 701-7722. We maintain a website at https://rdw.com/ where general information about us is available. The information contained in, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part. Our common stock trades on the New York Stock Exchange under the symbol “RDW”.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, including the Current Report on Form 8-K filed with the SEC on June 18, 2025, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by us under this prospectus for general corporate purposes, which may include, among other things, the repayment of debt, working capital, capital expenditures and acquisitions. We retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Additional information on the use of net proceeds from the sale of the securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025.

DESCRIPTION OF WARRANTS
We may issue additional warrants to purchase any combination of our common stock, par value $0.0001 per share (the “Common Stock”), our preferred stock, par value $0.0001 per share (the “Preferred Stock”), or other securities. We may issue additional warrants independently or together with other securities. Additional warrants sold with other securities may be attached to or separate from the other securities. We will issue additional warrants under one or more new warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.
The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any new warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:
•the title of the warrants;
•the aggregate number of warrants offered;
•the designation, number and terms of the Common Stock, Preferred Stock or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted, if any;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable, if ever;
•any minimum or maximum amount of warrants that may be exercised at any one time; and
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may, at our option, issue subscription rights independently or together with any other security, which may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.
In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
•the record date for stockholders entitled to receive the rights;
•the number of shares of Common Stock or other securities that may be purchased upon exercise of each right;
•the exercise price of the rights;
•whether the rights are transferable;
•the period during which the rights may be exercised and when they will expire;
•the steps required to exercise the rights;
•the price, if any, for the subscription rights;
•the number of subscription rights issued;
•the terms of the shares of Common Stock or shares of Preferred Stock;
•if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;
•the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;
•whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;
•whether we intend to sell the shares of Common Stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and
•any applicable United States federal income tax considerations.
If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•whether the units will be issued in fully registered or global form.
The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units. You should read such filings for provisions that may be important to you.

PLAN OF DISTRIBUTION
We may sell securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•directly to one or more purchasers;
•through agents;
•in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, or a securities exchange or otherwise;
•to or through underwriters, brokers or dealers;
•through a combination of any of these methods; or
•any other method permitted pursuant to applicable law.
A distribution of shares of our securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the shares of our securities covered by this prospectus includes, without limitation, through:
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of our Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of our Common Stock received from us to close out its short positions;
•sell securities short and redeliver such shares to close out our short positions;
•enter into option or other types of transactions that require us to deliver to a broker-dealer or an affiliate thereof, who will then resell or transfer shares of our Common Stock under this prospectus; or
•loan or pledge shares of our Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell shares of our securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

We may sell securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods.
The prospectus supplement will include the specific plan of distribution, which will include the following information:
•terms of the offering;
•the names of any underwriters, dealers or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers;
•any commissions paid to agents; and
•the terms of any arrangement entered into with any dealer or agent.
Sale Through Underwriters or Dealers
If underwriters are used in the sale of shares of our securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer our securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell our securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If dealers are used in the sale of shares of our securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities for the particular securities being distributed for a period of up to two business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
Direct Sales and Sales Through Agents
We may sell our securities directly, and not through underwriters or agents. Our securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell our securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase our securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our Common Stock that is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.
In connection with any offering of our securities, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of our Common Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of shares of our Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

LEGAL MATTERS
Certain legal matters with regard to the validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Redwire Corporation as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audited historical financial statements of Edge Autonomy Intermediate Holdings, LLC included in Redwire Corporation’s Current Report on Form 8-K dated April 3, 2025 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
Our website address is https://rdw.com/. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE
The registration statement of which this prospectus is a part of incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 11, 2025 (our “Annual Report”) (including the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 21, 2025 incorporated by reference therein);
•Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 12, 2025 and for the quarter ended June 30, 2025, filed on August 7, 2025;
•Our Current Reports on Form 8-K, filed on January 21, 2025, February 20, 2025, March 26, 2025, April 3, 2025, May 21, 2025, June 9, 2025, June 13, 2025, June 18, 2025, July 2, 2025 and July 15, 2025 (excluding any portions of such reports that were “furnished” rather than “filed”); and
•The description of our securities filed as an Exhibit 4.1 to our Annual Report, as amended by any subsequent amendment or any report filed for the purpose of updating such description.
We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all applicable filings filed after the date of the initial registration statement (of which this prospectus forms a part) and prior to its effectiveness and all applicable filings filed after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Redwire Corporation
8226 Philips Highway, Suite 101
Jacksonville, Florida 32256
Attention: Investor Relations
Telephone: (650) 701-7722

Redwire Corporation
Up to $500,000,000
Common Stock

PROSPECTUS SUPPLEMENT

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June 9, 2026